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                                                                    EXHIBIT 4.11

                                                                      California


This document was prepared by and after recording should be returned to:

James L. Marovitz
Sidley & Austin
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois  60603


                             DEED OF TRUST, SECURITY
                 AGREEMENT, FINANCING STATEMENT, FIXTURE FILING
                       AND ASSIGNMENT OF RENTS AND LEASES

                       ASSESSOR'S PARCEL NO. 363-072-06-00


                  THIS DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF RENTS AND LEASES ("Deed of Trust") entered into as of the ____ day of December, 2000, by ORMCO CORPORATION, a Delaware corporation (successor by merger to A Company Orthodontics, a Delaware corporation) (hereinafter called "Trustor"), having its principal place of business at 1717 West Collins Avenue, Orange, California 92867 to FIRST AMERICAN TITLE INSURANCE COMPANY having an office at 411 Ivy Street, San Diego, California 92101 as the Trustee ("Trustee") for the benefit of ABN AMRO BANK N.V. ("Beneficiary"), having its principal office at 135 South LaSalle Street, Chicago, Illinois 60674, as contractual representative for its benefit and for the benefit of the "Holders of Secured Obligations" as defined in that certain Credit Agreement (as amended, restated, modified, supplemented or substituted from time to time, the "Credit Agreement"), dated as of November 28, 2000, by and among Trustor, Sybron Dental Management, Inc., a Delaware corporation ("SDM"), Kerr Corporation, a Delaware corporation ("Kerr"), the Subsidiary Swing Line Borrowers from time to time parties thereto (together jointly with Trustor, SDM and Kerr, the "Borrowers"), Sybron Dental Specialties, Inc., a Delaware corporation, as the Parent, The Chase Manhattan Bank, as Syndication Agent, First Union National Bank, as Documentation Agent, Beneficiary and the institutions from time to time parties thereto as Lenders. The term "Holders of Secured Obligations" shall include those who are, and those who may hereafter become, parties to the Credit Agreement in such capacity. Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement.



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                                   WITNESSETH:

                  WHEREAS, pursuant to and upon satisfaction of the conditions set forth in the Credit Agreement, the Lenders have agreed to make certain Term Loans to Trustor and Revolving Loans to the Borrowers other than Trustor, and Beneficiary and Lenders have agreed to extend certain other financial accommodations from time to time to Borrowers, all in an aggregate principal amount not to exceed Four Hundred Fifty Million and no/100 Dollars ($450,000,000.00); and

                  WHEREAS, as a condition to Beneficiary's and Lenders' extension of such credit and financial accommodations to Borrowers, including, without limitation, the extension of credit pursuant to the Credit Agreement, Beneficiary and Lenders have required that Trustor enter into this Deed of Trust and grant to Trustee and Beneficiary, respectively, for the benefit of the Lenders and the Holders of the Secured Obligations, the liens and security interests referred to herein to secure (i) the payment of the principal amount of the Loans, together with interest thereon; (ii) payment of all Reimbursement Obligations; (iii) payment of the principal amount, together with interest thereon, of all present and future advances of money made by Beneficiary or Lenders to Borrowers, or any of them, including, without limitation, the reborrowing of principal previously repaid pursuant to the Credit Agreement, as well as all other Secured Obligations of Borrowers, or any of them, to Beneficiary or Holders of Secured Obligations; and (iv) other payment and performance obligations under this Deed of Trust (the aforesaid Secured Obligations of Borrowers, or any of them, to Beneficiary, plus interest and other payment and performance obligations being hereinafter referred to collectively as the "Liabilities");

                  NOW, THEREFORE, in consideration of the premises contained herein and to secure payment and performance of the Liabilities and in consideration of One Dollar ($1.00) in hand paid, receipt whereof is hereby acknowledged, Trustor hereby irrevocably grants, bargains, sells and conveys to Trustee, its successors and assigns, IN TRUST, WITH POWER OF SALE and right of entry as herein provided, the following described real estate in San Diego County, California:

                  The land (the "Land") more particularly described in Exhibit A attached hereto and by this reference made a part hereof together with all right, title and interest, if any, which Trustor may now have or hereafter acquire in and to all improvements, buildings and structures now or hereafter located thereon of every nature whatsoever (the "Premises"), and Trustor does hereby further grant a security interest to Beneficiary, its successors and assigns, in all Collateral (as defined below) as may be secured under the Uniform Commercial Code (the "Code") in effect in the State of California (the "State").

                  TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Trustor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or



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on the Premises and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs (a) and (b) above (hereinafter the "Property Rights").

                  TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Trustor may now or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to (a) all apparatus, machinery and equipment located upon the Premises which constitutes fixtures;
(b) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (the items described in the foregoing clauses (a) and (b) being collectively the "Fixtures"). It is mutually agreed, intended and declared, that the Premises and all of the Property Rights and Fixtures owned by Trustor (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Deed of Trust to be real estate and covered by this Deed of Trust. It is also agreed that to the extent that any of the Collateral is of a nature so that a security interest therein can be perfected under the Code in effect in the State, to the extent permitted by applicable law a security interest is hereby granted to Beneficiary (and nothing herein shall be deemed to grant to the Trustee such a security interest) in such property and this instrument shall constitute a security agreement, fixture filing and financing statement, and Trustor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Beneficiary or Trustee may reasonably require from time to time to perfect or renew such security interest under the Code. To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land; and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of Sections 9313 and 9402 of the Code. Subject to the terms and conditions of the Credit Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at Beneficiary's sole election.

                  TOGETHER WITH all the estate, right, title and interest of the Trustor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property or any part thereof; and (except as otherwise provided herein or in the Credit Agreement) the Beneficiary is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and to apply the same as provided in the Credit Agreement; and (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to the



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Real Property, and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property. The rights and interests described in this paragraph shall hereinafter be called the "Intangibles."

                  All of the property described above, and each item of property therein described, not limited to but including the Land, the Premises, the Property Rights, the Fixtures, the Real Property and the Intangibles are collectively referred to herein as the "Collateral."

                  Nothing herein contained shall be construed as constituting the Beneficiary a beneficiary-in-possession in the absence of the taking of actual physical possession of the Collateral by the Beneficiary. Nothing contained in this Deed of Trust shall be construed as imposing on Beneficiary any of the obligations of the lessor under any lease of the Collateral in the absence of an explicit written assumption thereof by Beneficiary.

                  TO HAVE AND TO HOLD the Collateral, properties, rights and privileges hereby granted, conveyed or assigned, or intended so to be, unto Trustee for the benefit of Beneficiary, its successors and assigns, forever for the uses and purposes herein set forth. Trustor hereby releases and waives all rights under and by virtue of the homestead exemption laws, if any, of the State and Trustor hereby covenants, represents and warrants that, at the time of the execution and delivery of these presents, Trustor is well seised of the Collateral in fee simple and with full legal and equitable title to the Collateral, and with good right, full power and lawful authority to sell, assign, convey and mortgage the Collateral, and that the title to the Collateral is free and clear of all encumbrances, except as described on Exhibit B attached hereto and made a part hereof, and that, except for the encumbrances set forth on Exhibit B, Trustor will warrant and forever defend the same against all lawful claims.

                  Trustor does (i) hereby absolutely and presently bargain, sell, transfer, assign, convey, set over and deliver to Beneficiary all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property) (the "Rents") under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property, and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, does hereby transfer and assign to Beneficiary all such leases and agreements (including all Trustor's rights under any contracts for the sale of any portion of the Collateral and all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the "Leases"). Beneficiary hereby licenses to Trustor, until an Event of Default (as hereinafter defined) shall have occurred, the right to collect and use the Rents as they become due and payable under the Leases, but not more than one (1) month in advance thereof; provided that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Trustor, and any such subsequent assignment shall be subject to the rights of the Beneficiary under this Deed of Trust. Trustor further agrees to execute and deliver such assignments of leases or assignments of land sale contracts as Beneficiary may from time to time reasonably request. In the event of an Event of Default (1) the Trustor agrees, upon demand, to deliver to the Beneficiary all of the



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Leases with such additional assignments thereof as the Beneficiary may request and agrees that the Beneficiary may assume the management of the Real Property and collect the Rents, applying the same upon the Liabilities in the manner provided in the Credit Agreement, and (2) the Trustor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases to the Beneficiary upon request of the Beneficiary. Trustor hereby appoints Beneficiary as its true and lawful attorney in fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property, giving and granting unto said Beneficiary and unto its agent or attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; provided, however, that (i) this power of attorney and assignment of rents shall not be construed as an obligation upon said Beneficiary to make or cause to be made any repairs that may be needful or necessary and (ii) Beneficiary agrees that until such Event of Default as aforesaid, Beneficiary shall permit Trustor to collect the rents and to perform the aforementioned management responsibilities. Upon Beneficiary's receipt of the Rents, at Beneficiary's option, it may use the proceeds of the Rents to pay: (1) reasonable charges for collection thereof, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of rents, (2) general and special taxes, insurance premiums, and (3) any or all of the Liabilities pursuant to the provisions of the Credit Agreement. This power of attorney and assignment of rents shall be irrevocable until this Deed of Trust shall have been satisfied and released or reconveyed of record and the releasing or reconveyance of this Deed of Trust shall act as a revocation of this power of attorney and assignment of rents. Beneficiary shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Credit Agreement.

                  The following provisions shall also constitute an integral part of this Deed of Trust:

                  1. Payment of Taxes on the Deed of Trust. Without limiting any of the provisions of the Credit Agreement, Trustor agrees that, if the United States or any department, agency or bureau thereof or if the State or any of its subdivisions or other governmental authority having jurisdiction shall at any time require documentary stamps to be affixed to this Deed of Trust or shall levy, assess, or charge any tax, assessment or imposition upon this Deed of Trust or the credit or indebtedness secured hereby or the interest of Beneficiary in the Premises or upon Beneficiary or the Lenders by reason of or as holder of any of the foregoing, then Trustor shall pay for such documentary stamps in the required amount and deliver them to Trustee or Beneficiary or pay (or reimburse Beneficiary and the Lenders for) such taxes, assessments or impositions. Trustor agrees to exhibit to Beneficiary, at any time upon request, official receipts showing payment of all taxes, assessments and charges which Trustor is required or elects to pay under this Section. Trustor agrees to indemnify Trustee and Beneficiary against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Liabilities and regardless of whether this Deed of Trust shall have been released or reconveyed.



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                  2. Leases Affecting the Real Property. Trustor agrees
faithfully to perform all of its obligations under all present and future Leases at any time assigned to Beneficiary as additional security, and to refrain from any action or inaction which would result in termination of any such Leases or in the diminution of the value thereof or of the Rents due thereunder. All future lessees under any Lease made after the date of recording of this Deed of Trust shall, at Beneficiary's option and without any further documentation, attorn to Beneficiary as lessor if for any reason Beneficiary becomes lessor thereunder, and, upon demand, pay rent to Beneficiary, and Beneficiary shall not be responsible under such Lease for matters arising prior to Beneficiary becoming lessor thereunder. In addition, Beneficiary shall have the right at any time hereafter, upon notice to the lessee thereunder, but without any further documentation or consent, to unilaterally subordinate the lien of this Deed of Trust to any Lease made after the date of recording of this Deed of Trust.

                  3. Use of the Real Property. Trustor agrees that it shall not permit the public to use the Real Property in any manner that might tend, in Beneficiary's reasonable judgment, to impair Trustor's title to such property or any portion thereof, or to make possible any claim or claims of easement by prescription or of implied dedication to public use. Trustor shall not use or permit the use of any part of the Real Property for an illegal purpose, including, without limitation, the violation of any environmental laws, statutes, codes, regulations or practices.

                  4. Indemnification. Without limiting any indemnification Trustor has granted in the Credit Agreement, Trustor agrees to indemnify and hold harmless Beneficiary and Trustee from and against any and all losses, suits, liabilities, fines, damages, judgments, penalties, claims, charges, costs and expenses (including reasonable attorneys' and paralegals' fees, court costs and disbursements) which may be imposed on, incurred or paid by or asserted against the Real Property by reason or on account of or in connection with (i) the construction, reconstruction or alteration of the Real Property, (ii) any negligence or misconduct of Trustor, any lessee of the Real Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees or (iii) any accident, injury, death or damage to any person or property occurring in, on or about the Real Property or any street, drive, sidewalk, curb or passageway adjacent thereto.

                  5. Insurance. Trustor shall, at its sole expense, obtain for, deliver to, assign and maintain for the benefit of the Trustee and the Beneficiary, until the Liabilities are paid in full, insurance policies as specified in the Credit Agreement. In the event of a casualty loss, the net insurance proceeds from such insurance policies shall be paid and applied as specified in the Credit Agreement.

                  6. Condemnation Awards. Trustor hereby assigns to Beneficiary, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use, and Trustor agrees that the proceeds of all such awards shall be paid and applied as specified in the Credit Agreement.

                  7. Remedies. Subject to the provisions of the Credit Agreement, upon the occurrence of a Default under the terms of the Credit Agreement ("Event of Default"), in addition



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to any rights and remedies provided for in the Credit Agreement, and to the extent permitted by applicable law, the following provisions shall apply:

                  (a) Acceleration of Maturity. All of the Liabilities secured hereby shall, at the option of Beneficiary, immediately become due and payable without notice or demand.

                  (b) Beneficiary's Power of Enforcement. Beneficiary may, either with or without entry or taking possession as herein provided or otherwise, and without regard to whether or not the Liabilities shall be due, and without prejudice to the right of Trustee or Beneficiary thereafter to bring an action of foreclosure or any other action for any default existing at the time such action was commenced, to the fullest extent of the law, proceed by any appropriate action or proceeding: (i) to enforce payment of the Liabilities, or the performance of any term, covenant, condition or agreement of this Deed of Trust or any other right; (ii) to foreclose this Deed of Trust and to sell the Collateral, either in whole or in separate parcels as Beneficiary may determine and as prescribed by State law, under power of sale, which power is hereby granted to the Beneficiary to the full extent permitted by the State law, and thereupon, to make and execute to any purchaser(s) thereof deeds of conveyance pursuant to applicable law; (iii) to effect a Trustee's sale of the Collateral;
(iv) to execute any remedies or elections under Code Section 9501(4); or (v) to pursue any other remedy available to Beneficiary under the Credit Agreement, all as Beneficiary shall deem most effectual for such purpose. Beneficiary may take action either by judicial proceedings or by the exercise of its power of sale or powers with respect to entry or taking possession, as Beneficiary may determine. Beneficiary may elect to pursue any one or more of all of the remedies set forth herein and in the Credit Agreement.

                  (c) Beneficiary's Right to Enter and Take Possession, Operate and Apply Income.

                           (i) Trustor, upon demand of Beneficiary, shall
forthwith surrender to Beneficiary the actual possession, and if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all or any part of the Collateral, and may exclude Trustor and its agents and employees wholly therefrom, and may have joint access with Trustor to the books, papers and accounts of Trustor.

                           (ii) If Trustor shall for any reason fail to
surrender or deliver the Collateral or any part thereof after such demand by Beneficiary, Beneficiary may obtain a judgment or decree conferring on Beneficiary the right to immediate possession or requiring the delivery of immediate possession of all or part of such Collateral to Beneficiary, to the entry of which judgment or decree Trustor hereby specifically consents.

                           (iii) Trustor shall pay to Beneficiary, upon demand,
all expenses (including, without limitation, fees and expenses of attorneys, accountants and agents) of obtaining such judgment or decree or of otherwise seeking to enforce its rights under this Deed of Trust, and all such expenses shall, until paid, be secured by this Deed of Trust and shall bear interest at the rate set forth in the Credit Agreement.

                           (iv) Upon every such entering upon or taking of
possession, Beneficiary may hold, store, use, operate, manage and control the Collateral and conduct the business thereof, and,



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from time to time (a) make all reasonably prudent or necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty or other property; (b) insure or keep the Collateral insured; (c) manage and operate the Collateral and exercise all the rights and powers of Trustor to the same extent as Trustor could in its own name or otherwise with respect to the same; and (d) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Beneficiary, all as Beneficiary from time to time may determine to be to its best advantage. Upon every such entering upon or taking of possession and upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the Premises any of the Collateral which is not located thereat or has been removed therefrom. Beneficiary may collect and receive all the Rents of the Collateral and apply the remaining net income in accordance with the terms of the Credit Agreement or upon any deficiency decree entered in any foreclosure proceeding. Beneficiary shall be liable to account only for those Rents of the Collateral actually received. The entering upon and taking possession of the Collateral, and the collection of any Rents of the Collateral actually received shall not cure or waive any Event of Default theretofore or thereafter occurring, or affect any notice of an Event of Default hereunder or invalidate any act done pursuant to any such notice, but shall be cumulative of all other rights and remedies. Beneficiary shall not be liable to Trustor, anyone claiming under or through Trustor or anyone having an interest in the Collateral by reason of anything done or left undone by Beneficiary, excluding, however, any such liability as may be attributable to the gross negligence or willful misconduct of Beneficiary. Nothing contained in this paragraph (c) shall require Beneficiary to incur any expense or do any act. If the Rents are not sufficient to meet the costs of taking control of and managing the Collateral and collecting the Rents, any funds expended by Beneficiary (including attorney's fees) for such purposes shall become indebtedness of Trustor to Beneficiary secured by this Deed of Trust and shall bear interest at the rate set forth in the Credit Agreement until paid. Notwithstanding Beneficiary's continuance in possession or receipt and application of Rents, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or the Credit Agreement or by law upon or after the occurrence of an Event of Default, including the right to exercise the power of sale. Any of the actions referred to in this paragraph (c) may be taken by Beneficiary at such time as Beneficiary is so entitled, without regard to the adequacy of any security for the obligations hereby secured.

                           (v) If Trustor fails to fully perform or make payment
in accordance with the Credit Agreement, Beneficiary may, in addition to any other rights and remedies hereunder and, to the extent permitted by law, exercise any and all remedies provided in the Credit Agreement.

                  (d) Performance by Beneficiary After Defaults. Beneficiary may, but without any obligation to do so, to preserve its interest in the Collateral, and without releasing Trustor from any obligation hereunder and without waiving its rights to declare a default as provided herein or in the Credit Agreement or impairing any declaration of a default or election to cause the Collateral to be sold or any sale proceeding predicated thereon, pay, perform or observe any or all of Trustor's obligations under the Loan Documents or take any action necessary to cause any representation or warranty therein to be true, and all reasonable payments made or reasonable costs or expenses incurred by Beneficiary in connection therewith (including reasonable attorneys' fees), shall be secured hereby and shall be, without demand, immediately repaid by



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Trustor to Beneficiary with interest thereon at the highest rate permitted by law. Beneficiary shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Collateral or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Trustor or any person in possession holding under Trustor.

                  (e) Receiver. The court in which any proceeding is pending for the purpose of foreclosure of this Deed of Trust or any court in the event the property is sold by power of sale may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Liabilities secured hereby, and without regard to the then value of the Collateral or the occupancy thereof as a homestead (and Trustor and each such person shall be deemed to have waived any right to require proof of any of the foregoing and consented to the appointment of such receiver), appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the Loans and other financial accommodations as provided in the Credit Agreement are made) for the benefit of Beneficiary, with power to collect the rents, issues and profits of the Collateral, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption. The receiver, out of such Rents, when collected, may pay costs incurred in the management and operation of the Collateral, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Collateral, and may pay all or any part of the Liabilities or other sums secured hereby or any deficiency decree entered in such foreclosure proceedings. Upon or at any time after the filing of a suit to foreclose this Deed of Trust, the court in which such suit is filed shall have full power to enter an order placing Trustee or Beneficiary in possession of the Collateral with the same power granted to a receiver pursuant to this subparagraph and with all other rights and privileges of a mortgagee-in-possession under applicable law.

                  (f) Sale or Disposition of Collateral. Beneficiary may elect to cause the Collateral or any part thereof to be sold as follows:

                           (i) Beneficiary may proceed as if all of the
Collateral were real property in accordance with subparagraph (iv) below, or Beneficiary may elect to treat any of the Collateral which consists of a right in action or which is property that can be severed from the land or the improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with subparagraph
(iii) below, separate and apart from the sale of real property, the remainder of the Collateral being treated as real property.

                           (ii) Beneficiary may cause any such sale or other
disposition to be conducted immediately following the expiration of any grace period, if any, herein provided or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests.



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                           (iii) Should Beneficiary elect to cause any of the
Collateral to be disposed of as personal property as permitted by subparagraph
(a) above, it may dispose of any part thereof in any manner now or hereafter permitted by Article 9 of the Code or in accordance with any other remedy provided by law. Any such disposition may, to the extent permitted by law, be conducted by an employee or agent of Beneficiary or Trustee. Both Trustor and Beneficiary shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Beneficiary may so elect, subject to the provisions of the Code. Expenses of retaking, holding, preparing for sale, selling or the like shall include Beneficiary's and Trustee's reasonable attorneys' fees and legal expenses. Trustor, upon demand of Beneficiary, shall assemble such personal property and make it available to Beneficiary at the Land, a place which is hereby deemed reasonably convenient to Beneficiary and Trustor. Beneficiary shall give Trustor at least ten (10) days' prior written notice of the time and place of any public sale or other disposition of such property or of the day on or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Trustor as provided in Section 13 hereof, it shall constitute reasonable notice to Trustor.

                           (iv) Upon the occurrence of an Event of Default and
the election of Beneficiary to effect a trustee's sale of the Collateral or any part thereof which is real property or which Beneficiary has elected to treat as real property, in lieu of foreclosure, upon such election, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell the Collateral or any portion thereof specified by Beneficiary, at public auction, to the extent permitted by law, in any county of the State in which the Land is located, all at Beneficiary's election, to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of Section 8. Trustee may, and upon request of Beneficiary shall, from time to time postpone the sale by public announcement thereof at the time and place noticed therefor. If the Collateral consists of several lots or parcels, Beneficiary may direct that the same be sold as a unit or be sold separately and, if to be sold separately, Beneficiary may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including Trustor or Beneficiary, may purchase at the sale. Upon the sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deed conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

                           (v) In the event of a sale or other disposition of
the Collateral, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as an Event of Default, the giving of notice of an Event of Default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payments of purchase money, and any other facts affecting the regularity or validity of such sale or disposition shall be conclusive proof of the truth of such facts; and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.

                           (vi) The acknowledgment of the receipt of the
purchase money, contained in any deed or conveyance executed as aforesaid, shall be sufficient to discharge the grantee of all obligations to see to the proper application of the consideration therefor as hereinafter provided. The purchaser at any trustee's or foreclosure sale hereunder may disaffirm any easement granted or rental or lease contract made in violation of any provision of this Deed of Trust or any of the other Loan Documents and may take immediate possession of the Collateral free from, and despite the terms of, such grant of easement and rental or lease contract.

                           (vii) Upon the completion of any sale or sales made
by Trustee or Beneficiary, as the case may be, under or by virtue of this
Section 7, Trustee or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby appointed irrevocably the true and lawful attorney-in-fact of Trustor in its name and stead to make all necessary conveyances, assignments, transfers and deliveries of the Collateral or any part thereof and the rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or any substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Trustor, if so requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or to such purchaser or purchasers all such instruments as may be advisable in the judgment of Trustee or Beneficiary, for the purpose as may be designated in such request. Any such sale or sales made under or by virtue of this Section 7, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar, both at law and in equity, against Trustor and any and all persons claiming or who may claim the sale, or any part thereof, from, through or under Trustor.

                           (viii) Trustor hereby expressly waives any right
which it may have to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto.

                  8. Purchase by Beneficiary. Upon any sale made under or by virtue of Section 7 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Collateral or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting, in whole or in part, against the Liabilities the net sale price (subject to the limitations of Section 580(a) of the California Code of Civil Procedure, if applicable, and any other applicable laws) after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

                  9. Application of the Rents or Proceeds from Foreclosure or Sale. In any foreclosure of this Deed of Trust by judicial action, or any sale of the Collateral by advertisement, in addition to any of the terms and provisions of the Credit Agreement, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale all of first priority and position and in parity with each other:

                  (a) Liabilities. All of the Liabilities and other sums secured hereby which then remain unpaid; and

                  (b) Other Advances. All other items advanced or paid by Beneficiary pursuant to this Deed of Trust and all taxes or assessments, except any taxes, assessments or other charges subject to which the Collateral shall have been sold; and

                  (c) Costs, Fees and Other Expenses. All court costs, reasonable attorneys' and paralegals' fees and expenses, appraiser's fees, advertising costs, filing fees and transfer taxes, notice expenses, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, Torrens certificates and similar data with respect to title which Beneficiary in the reasonable exercise of its judgment may deem necessary. All such expenses shall become additional Liabilities secured hereby when paid or incurred by Beneficiary in connection with any proceedings, including but not limited to probate and bankruptcy proceedings, to which Beneficiary shall be a party, either as plaintiff, claimant or defendant, by reason of this Deed of Trust or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale by advertisement. The proceeds of any sale (whether through a foreclosure proceeding or Beneficiary's exercise of the power of sale) shall be distributed and applied in accordance with the terms of the Credit Agreement.

                  10. Cumulative Remedies; Delay or Omission Not a Waiver. Each remedy or right of Beneficiary shall not be exclusive of but shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on the occurrence or existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Beneficiary.

                  11. Beneficiary's Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Deed of Trust, and if this Deed of Trust is foreclosed upon, or judgment is entered upon any Liabilities secured hereby, or if Beneficiary exercises its power of sale, to the extent permitted by applicable law, execution may be made upon or Beneficiary may exercise its power of sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at Beneficiary's election.

                  12. No Merger. In the event of a foreclosure of this Deed of Trust or any other mortgage or deed of trust securing the Liabilities, to the extent permitted by applicable law, the Liabilities then due Beneficiary shall not be merged into any decree of foreclosure entered by the court, and to the extent permitted by applicable law, Beneficiary may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure the Liabilities.

                  13. Notices. All notices and other communications provided to any party hereto under this Deed shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

                  if to Trustor:

                           Ormco Corporation
                           1717 West Collins Avenue
                           Orange, California 92867
                           Attention: Treasurer/Vice President-Finance
                           Telecopy No.: 714/516-7696

                  with a copy to:

                           Quarles & Brady LLP
                           411 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202-4497
                           Attention: David L. Bourne
                           Telecopy No.: 414/271-3552

                  if to Trustee:

                           First American Title Insurance Company
                           411 Ivy Street
                           San Diego, California 92101
                           Attention: Title Officer
                           Telecopy No.: 619/231-4629

                  if to Beneficiary:

                           ABN AMRO BANK N.V.
                           135 South LaSalle Street
                           Suite 625
                           Chicago, Illinois 60674-9135
                           Attention: Wendy A. Eckelkamp
                           Telecopy No.: 312/606-8425
                  with a copy to:

                           Sidley & Austin
                           Bank One Plaza
                           10 South Dearborn Street
                           Chicago, Illinois 60603
                           Attn: Sara E. Bartlett
                           Telecopy No.: 312/853-7036

                  14. Extension of Payments. Trustor agrees that, without affecting the liability of any person for payment of the Liabilities secured hereby or affecting the lien of this Deed of Trust upon the Collateral or any part thereof (other than persons or property explicitly released as a result of the exercise by Beneficiary of its rights and privileges hereunder), Beneficiary may at any time and from time to time, on request of Trustor, without notice to any person liable for payment of any Liabilities secured hereby, but otherwise subject to the provisions of the Credit Agreement, extend the time, or agree to alter or amend the terms of payment of such Liabilities. Trustor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Liabilities or the remainder of the security.

                  15. Governing Law. Trustor agrees that this Deed of Trust, the Credit Agreement, and the other Loan Documents are to be construed, governed and enforced in accordance with the laws of the State of Illinois except as to matters relating to the creation, perfection, priority and enforcement of the liens on, and security interests in, the Mortgaged Property, which shall be governed by the laws of the State. Wherever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed of Trust.

                  16. Reconveyance.

                  (a) Upon full payment of all the Liabilities, at the time and in the manner provided in the Credit Agreement, or upon satisfaction of the conditions set forth in the Credit Agreement for release of the Collateral from this Deed of Trust, this conveyance or lien shall be null and void and, following such payment or satisfaction of the conditions set forth in the Credit Agreement for release of the Collateral, as the case may be, written notice of such payment or satisfaction and all other items set forth in Section 16(b) below shall promptly be provided by Beneficiary to Trustee.

                  (b) Trustee agrees that upon written request of Beneficiary stating that all Liabilities secured hereby have been paid or satisfied, and upon surrender of this Deed of Trust or a copy hereof and the Note or Notes, if any, or other document evidencing the Liabilities to Trustee for cancellation and retention, and upon payment of the fees, Trustee shall reconvey, without warranty, the Collateral then held hereunder. The grantee in any reconveyance may be described as the "person or persons legally entitled thereto," and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay a Trustee's fee for full or partial reconveyance, together with a recording fee if Trustee, at its option, elects to record said reconveyance. Five years after issuance of such full reconveyance, Trustee may destroy this Deed of Trust and any documents retained by Trustee (unless directed in such request to retain them).

                  17. Successors and Assigns Included in Parties. This Deed of Trust shall be binding upon Trustor and upon the successors, assigns and vendees of Trustor and shall inure to the benefit of Trustor's, Trustee's and Beneficiary's successors and assigns; all references herein to Trustor and to Beneficiary shall be deemed to include their respective successors and assigns. Trustor's successors and assigns shall include without limitation a receiver, trustee or debtor in possession of or for Trustor. Beneficiary's successor shall include without limitation any successor agent selected in accordance with the terms of the Credit Agreement. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

                  18. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. To the full extent permitted by law, Trustor waives and agrees not to assert: (i) any right to require Beneficiary to proceed against any Guarantor, to proceed against or exhaust any other security for the Liabilities, to pursue any other remedy available to Beneficiary, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshaling; (iii) the benefits of any statute of limitations affecting the enforcement hereof; and (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Liabilities. Trustor agrees, to the full extent permitted by law, that at all times following an Event of Default, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Collateral or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof, and Trustor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Collateral marshaled upon any foreclosure of the lien hereof and agrees that Beneficiary or any court having jurisdiction to foreclose such lien may sell the Collateral in part or as an entirety. To the full extent permitted by law, Trustor hereby waives any and all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Collateral subsequent to the date hereof.

                  19. Interpretation with Other Documents. Notwithstanding anything in this Deed of Trust to the contrary but subject to Section 15 hereof, in the event of a conflict or inconsistency between the Deed of Trust and the Credit Agreement, the provisions of the Credit Agreement shall govern; provided, however, that notwithstanding the foregoing, Beneficiary shall be entitled to exercise all rights and enjoy all benefits of Code Section 9501(4).

                  20. Future Advances. This Deed of Trust is given for the purpose of securing loan advances which the Beneficiary and the Lenders have made or may make to or for Trustor pursuant and subject to the terms and provisions of the Credit Agreement. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Deed of Trust shall secure unpaid balances of loan advances made after this Deed of Trust is delivered to the County Recorder, San Diego County, California, whether made pursuant to an obligation of Beneficiary or otherwise, provided that such advances are within twenty (20) years from the date hereof and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof and although there may be no indebtedness outstanding at the time any advance is made. Such loan advances may or may not be evidenced by notes executed pursuant to the Credit Agreement.

                  21. Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in this Deed of Trust shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Credit Agreement shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Deed of Trust is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

                  22. Changes. Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Trustor and Trustee or Beneficiary relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

                  23. Successor Trustee. Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, in the manner prescribed by law.

                  24. Trustee's Covenants and Acceptance. Trustee covenants faithfully to perform the trust herein created, being liable, however, only for gross negligence or willful misconduct. Trustee accepts this Trust, when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

                  25. Fixture Filing. Pursuant to Section 9402 of the Code, the following information is set forth for the purpose of constituting this Deed of Trust a financing statement to be filed as a fixture filing:

                  A. Debtor:

                           Ormco Corporation

                           Address of Debtor:
                           1717 West Collins Avenue
                           Orange, California 92867

                  B. Secured Party:

                           ABN AMRO BANK N.V.
                           Administrative Agent

                           Address of Secured Party:

                           135 South LaSalle Street
                           Suite 625
                           Chicago, Illinois 60674-9135
                           Attention: Wendy A. Eckelkamp
                           Telecopy No.: 312/606-8425

                  C. This financing statement covers the personal property and fixtures described in the definition "Collateral."

                  D. The above goods and property are or are to become fixtures on the real property described in Exhibit A.

                  F. The record owner of the land is Ormco Corporation

                  26. Captions and Interpretations. The captions of the Sections of this Deed of Trust are for the purpose of convenience only and are not intended to be a part of this Deed of Trust and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

                  27. Title Acts by Trustee. At any time or from time to time, without liability therefor and without notice, upon written request of Trustor and Beneficiary (or solely upon the request of Beneficiary after an Event of Default), payment of its fees and presentation of this Deed of Trust, without affecting the liability of any person for the payment of the Liabilities, Trustee may (a) consent to the making of any map or plat of the Real Property,
(b) join in granting any easement or creating any restriction thereon, (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof. At any time, or from time to time, without liability therefor and without notice, upon written request from Beneficiary (without any request from Trustor), and payment of its fees and presentation of this Deed of Trust, without affecting the liability of any person for the payment of the Liabilities, Trustee may reconvey, without warranty, all or any part of the Real Property.

                  28. Delay or Omission Not a Waiver. No delay or omission of Trustee or Beneficiary to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy, or waive the provisions hereof, or be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

                  29. Request for Notice. Trustor herein named requests a copy of any notice of default and any notice of sale at Trustor's address hereinabove set forth.

                  30. Time of Essence. Time is of the essence with respect to the provisions of this Deed of Trust.

                  31. Deficiency Judgments. To the fullest extent permitted by law Trustor waives all rights that Trustor may have under (i) any law which may limit the amount of a deficiency judgment based on any of the obligations secured by this Deed of Trust; (ii) any bar to deficiency judgments; (iii) any requirement of the law that Beneficiary exhaust any of the Collateral or any other security for the obligations secured by this Deed of Trust before proceeding against any guarantor; (iv) any law which may prohibit Beneficiary from enforcing its rights and remedies against Trustor by both a private trustee's sale and an action in court; and (v) any law which requires that a court action to enforce the Beneficiary's rights be an action to foreclose the Deed of Trust. The foregoing waiver includes, but is not limited to, waivers of the benefit of California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as amended or recodified from time to time.

                  32. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Deed of Trust. In the event an ambiguity or question of intent or interpretation arises, this Deed of Trust shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Deed of Trust.

                  IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the undersigned on behalf of Trustor (and said person or persons hereby represent that they possess full power and authority to execute this instrument).

TRUSTOR HEREBY DECLARES AND ACKNOWLEDGES THAT IT HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS DEED OF TRUST.


                                       TRUSTOR:

                                       ORMCO CORPORATION


                                       By:
                                          --------------------------------------

                                          --------------------------------------
                                          Vice
                                              ----------------------------------

STATE OF _________________ )
                           ) SS
COUNTY OF ________________ )

                  I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that ____________, whose name as _________ of Ormco Corporation, a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

                  Given under my hand and Official seal this _____ day of December, 2000.


                                       -----------------------------------------
                                       Notary Public
(Seal)

                                       My Commission Expires:
                                                              ------

                                       Notary Public in and for the
                                       State of
                                                -----------

                                    EXHIBIT A



                        Legal Description of the Premises

                                    EXHIBIT B

                          Permitted Exceptions to Title

                  Those title exceptions listed on that certain title commitment 1254449-2, dated December __, 2000, issued by First American Title Insurance Company for the property described on Exhibit A hereto.